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                                                                    EXHIBIT 10.4

                                FIRST AMENDMENT


                  FIRST AMENDMENT (this "Amendment"), dated as of February 5, 1998, among Acquisition Holdings, Inc. ("Holdings"), ATC Group Services Inc. (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), and Bankers Trust Company, as Agent (the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement.


                              W I T N E S S E T H:

                  WHEREAS, Holdings, the Borrower (as successor-by-merger to Acquisition Corp.), the Banks and the Agent are parties to a Credit Agreement, dated as of January 29, 1998 (the "Credit Agreement");

                  WHEREAS, the Borrower has requested certain amendments to the Credit Agreement; and

                  WHEREAS, subject to the terms and conditions of this Amendment, the Banks are willing to grant such amendments;


                  NOW, THEREFORE, it is agreed:

         I.    Amendments

                  1. On and after the First Amendment Effective Date (as defined in Section II(1) below), Section 9.07(a) of the Credit Agreement shall be amended by deleting the table appearing therein in its entirety and inserting the following new table in lieu thereof:

                 "Fiscal Year Ending          Amount
                  ------------------          ------

                  February 29, 2000         $3,500,000
                  February 28, 2001         $4,000,000
                  February 28, 2002         $5,200,000
                  February 28, 2003         $5,000,000".

                  2. Section 9.02(xii) of the Credit Agreement is hereby amended by inserting the following language after the words ", in each case with such earnings and financial covenants to be determined on a pro forma basis":
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                  "consistent with Regulation S-X under the Securities Act (as in effect on the Effective Date) (except that pro forma adjustments of the type described on Schedule XIV need not be done on a basis consistent with Regulation S-X) and".

                  3. On and after the First Amendment Effective Date, the definition of "Consolidated Net Income" appearing in Section 11.01 of the Credit Agreement shall be amended by inserting the following language at the end thereof:
                  "but adjusted for the factually supportable and identifiable pro forma adjustments of the type described on Schedule XIV for such period that are directly attributable to the acquisition of such Acquired Entity or Business pursuant to a Permitted Acquisition (which pro forma adjustments need not be done on a basis consistent with Regulation S-X under the Securities Act)".

                  4. On and after the First Amendment Effective Date, the Credit Agreement shall be further amended by adding a new Schedule XIV thereto in the form of Schedule XIV attached hereto.


         II.   Miscellaneous Provisions

                  1. This Amendment shall become effective on the date (the "First Amendment Effective Date") when Holdings, the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at the Notice Office.

                  2. In order to induce the Banks to enter into this Amendment, each of Holdings and the Borrower hereby represents and warrants that:
                  (a) no Default or Event of Default exists on the First Amendment Effective Date, both before and after giving effect to this Amendment;and

                  (b) on the First Amendment Effective Date, both before and after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all


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               material respects as though such representations and warranties were made on the First Amendment Effective Date.

                  3. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to Holdings, the Borrower and the Agent.

                  4. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  5. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                  6. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

                                      * * *


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               IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.



                                            ACQUISITION HOLDINGS, INC.


                                            By   /s/ Wesley Lang
                                              ------------------------
                                              Title: President



                                            ATC GROUP SERVICES INC.


                                            By   /s/ Nicholas Malino
                                              ------------------------
                                              Title: President



                                            BANKERS TRUST COMPANY,
                                              Individually and as Agent


                                            By   /s/ Patricia Hogan
                                              ------------------------
                                              Title: Principal
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                                                                  SCHEDULE XIV

                              PRO FORMA ADJUSTMENTS

           (a) Adjustments to revenues to reflect customers not likely to be retained;

           (b) adjustments to labor and other direct costs to reflect application of the Borrower's utilization rate (the billable hours of the Borrower's employees divided by such employees' available hours) to the Acquired Entity or Business and to reflect the additional costs or savings, as the case may be, from the continued use or elimination of outside laboratory and technical personnel utilized by the Acquired Entity or Business;

           (c) adjustments to reflect home office functions of the Acquired Entity or Business such as accounting, payroll and legal that will be provided by the Borrower, including any adjustments to eliminate outside professional services if such functions are to be assumed by then existing Borrower personnel;

           (d) adjustments with respect to savings that will be realized by including the Acquired Entity or Business under the Borrower's insurance coverage and adjustments to reflect costs, if any, of transferring or termination duplicate insurance policies of the Acquired Entity or Business;

           (e) adjustments to reflect savings associated with the elimination of duplicate facilities and adjustments to reflect costs associated with such elimination (such as lease termination costs, moving and storage, etc.);

           (f) adjustments to employee benefit costs to reflect the Borrower's actual employee benefit cost structure, to the extent the Acquired Entity or Business' employee benefits will be replaced with the Borrower's employee benefits;

           (g)    adjustments to reflect the actual
                  impact of the departure or retention of highly compensated executives of the Acquired Entity or Business (including elimination of compensation, benefits and revenues attributable to such executives, if departing, and any increases to compensation or benefits for such executives continuing);
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           (h)    adjustments to replace the Acquired
                  Entity or Business' then-current goodwill depreciation and amortization with such amounts as are derived from the application to the Acquired Entity or Business of purchase accounting, if applicable, under generally accepted accounting principles; and

           (i) interest expense adjustments to reflect refinancing of existing debt or increase in borrowings used to effect the subject Permitted Acquisition.

                  The pro forma adjustments described above also may be used, to the extent factually supportable and identifiable, to determine whether the Acquired Entity or Business had pro forma positive earnings (before interest expense and taxes and adding back any amortization of intangibles and depreciation) as required by Section 9.02(xii) of the Credit Agreement.

                  In addition, to the extent that any of the pro forma adjustments described above are utilized for any Permitted Acquisition, the Borrower also shall have delivered to the Banks a statement of its independent accountants confirming that such pro forma adjustments are made on a basis consistent with this Schedule XIV.

                  Further, as required by Section 9.02(xii) of the Credit Agreement, all pro forma calculations shall be made as if the subject Permitted Acquisition had been consummated on the first day of the respective Test Period (and assuming that any Indebtedness incurred, issued or assumed in connection therewith had been incurred, issued or assumed on the first day of, and had remained outstanding throughout, such Test Period).